Exhibit 16.1

Dreslin Financial Services
7985 113th Street, Suite 220
Seminole, Florida  33772

March 15, 2004

Securities and Exchange Commission
Chief Accountant
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Report on Form 8-K of Eye Care International, Inc. for March 15, 2004, and we agree with the statement contain therein insofar as they relate to our firm.

                                                                        Very truly yours,

                                                                          /s/ Dreslin Financial Services
                                                                        Dreslin Financial Services